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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported) MARCH 17, 2004


                                ISPAT INLAND INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


          1-2438                                        36-1262880
 (Commission File Number)                  (I.R.S. Employer Identification No.)


                               3210 WATLING STREET
                           EAST CHICAGO, INDIANA 46312
          (Address Of Principal Executive Offices, including Zip Code)


                                 (219) 399-1200
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

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ITEM 9.  REGULATION FD DISCLOSURE

         On March 17, 2004, Ispat International N.V., the parent of Ispat Inland Inc. (the "Company"), filed Amendment Number 1 to its Form 20-F for the year ended December 31, 2003 with the Securities and Exchange Commission, originally filed on March 10, 2004. The amended filing was made in relation to the proposed offering by one of our affiliates, Ispat Inland ULC, of $800 million of senior secured notes through a private placement. The notes will be secured by a pledge of $800 million of First Mortgage Bonds issued by the Company. The notes will guaranteed by the Company, certain of the Company's existing and future domestic subsidiaries, by Ispat International N.V. and by certain limited purpose finance companies.

         The Form 20-F/A was filed by Ispat International N.V. solely to amend its Form 20-F in the following ways:

o to replace the Independent Auditors' Report of Deloitte Accountants relating to the consolidated financial statements of Ispat International N.V. and Subsidiaries as of December 31, 2003 with the Independent Auditors' Report of Deloitte Accountants included in the Form 20-F/A; and

o to provide separate condensed consolidating financial information as required by Rule 3-10 of Regulation S-X related to the proposed offering by Ispat Inland ULC of $800 million of senior secured notes, which was announced on March 9, 2004. The condensed consolidating financial information is included in Note 20 to the consolidated financial statements of Ispat International N.V. included in the Form 20-F/A.

         Except for the above amendments, no changes have been made to the consolidated financial statements of Ispat International N.V. as contained in the Form 20-F. Other than as expressly set forth above, the Form 20-F/A did not purport to amend, update or restate the information in the Form 20-F or reflect any events that have occurred after the Form 20-F was filed.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ISPAT INLAND INC.

Dated:  March 17, 2004                /s/  Michael G. Rippey
                                      ---------------------------------------
                                      By:  Michael G. Rippey
                                      Its: Executive Vice President -  Sales,
                                           Finance & Administration and Chief
                                           Financial Officer and Director